Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Investors:
Antonella Franzen
(609) 720-4665

Ryan Edelman
(609) 720-4545

Media:
Fraser Engerman
(414) 524-2733

Johnson Controls announces fiscal 2017 guidance and introduces mid-term outlook

+12 to 15 percent EPS growth CAGR through fiscal 2020

Board approves $0.25 per share quarterly cash dividend

CORK, Ireland, Dec. 5, 2016 — In connection with its investor and analyst meeting being held today in New York City, Johnson Controls International, plc (NYSE: JCI) announces fiscal 2017 EPS before special items guidance of $2.60 to $2.75 per share, a 13 percent to 19 percent year over year increase, compared to the pro forma fiscal 2016 base of $2.31 per share.  Guidance includes an organic revenue growth range of 2.5 percent to 4.5 percent and EBIT margin expansion before special items of 80 to 110 basis points.

“Fiscal 2016 was a year of significant transformation,” said Chairman and Chief Executive Officer Alex Molinaroli. “As we transition to fiscal 2017, we are instilling our new Company’s vision, mission and values throughout the organization to drive a strong performance and growth-oriented culture”, said Molinaroli.

“We are well positioned as a market leader to accelerate growth in our core buildings and energy businesses. We will maintain a consistent focus on investing for profitable growth, improving free cash flow conversion, driving the Johnson Controls Operating System and creating long-term value for our shareholders and customers. We expect fiscal 2017 to be another year of strong earnings performance for Johnson Controls based on both solid operational execution and merger related cost synergies.”

In addition, the board of directors approved a quarterly cash dividend payment of $0.25 per share payable on Jan. 6, 2017, to shareholders of record as of the close of business on Dec. 14, 2016. Johnson Controls has paid a consecutive dividend since 1887.

The Company is introducing mid-term financial targets covering the fiscal years through 2020:

Fiscal 2020 Financial Targets

•                  +12 to 15 percent EPS before special items CAGR

•                  +3 to 4 percent organic revenue CAGR including $500 million in run-rate sales synergies

•                  +40 to 55 percent EBIT growth before special items with +300 to 380 basis points of margin expansion

•                  ~$1 billion of productivity/merger cost savings plus $150 million of tax synergies

•                  FCF conversion target of 90 percent+ before special items

Molinaroli continued, “Looking forward to our mid-term outlook, we have a significant amount of earnings growth within our control.  We have developed financial targets which we believe are attainable through dedicated and consistent execution across the portfolio.  Within our planning horizon, we will look to supplement core financial performance with disciplined capital deployment. We are enthusiastic about the revenue synergy opportunities in front of us and expect to reach a run rate of at least $500 million by fiscal 2020.”

A live video webcast of today’s meeting will begin at 8:00am EST and conclude at approximately 12:30pm EST.  The event and presentation materials can be accessed through the Investor Relations section of the Company’s website: http://investors.johnsoncontrols.com. A replay of the webcast will be made available after the conclusion of the presentation.

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About Johnson Controls:

Johnson Controls is a global diversified technology and multi industrial leader serving a wide range of customers in more than 150 countries. Our 130,000 employees create intelligent buildings, efficient energy solutions, integrated infrastructure and next generation transportation systems that work seamlessly together to deliver on the promise of smart cities and communities. Our commitment to sustainability dates back to our roots in 1885, with the invention of the first electric room thermostat. We are committed to helping our customers win and creating greater value for all of our stakeholders through strategic focus on our buildings and energy growth platforms. For additional information, please visit http://www.johnsoncontrols.com or follow us @johnsoncontrols on Twitter.

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Johnson Controls International plc Cautionary Statement Regarding Forward-Looking Statements

Johnson Controls International plc has made statements in this communication that are forward-looking and therefore are subject to risks and uncertainties. All statements in this communication other than statements of historical fact are, or could be, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this communication, statements regarding Johnson Controls’ future financial position, sales, costs, earnings, cash flows, other measures of results of operations, synergies and integration opportunities, capital expenditures and debt levels are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” and terms of similar meaning are generally intended to identify forward-looking statements. However, the absence of these words does not mean that a statement is not forward-looking. Johnson Controls cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Johnson Controls’ control, that could cause Johnson Controls’ actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: any delay or inability of Johnson Controls to realize the expected benefits and synergies of recent portfolio transactions such as the merger with Tyco and the spin-off of Adient, changes in tax laws, regulations, rates, policies or interpretations, the loss of key senior management, the tax treatment of recent portfolio transactions, significant transaction costs and/or unknown liabilities associated with such transactions, the outcome of actual or potential litigation relating to such transactions, the risk that disruptions from recent transactions will harm Johnson Controls’ business, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Johnson Controls’ business is included in the section entitled “Risk Factors” in Johnson Controls’ Annual Report on Form 10-K for the 2016 fiscal year filed with the SEC on November 23, 2016, and available at www.sec.gov and www.johnsoncontrols.com under the “Investors” tab. Shareholders, potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this communication are made only as of the date of this communication, unless otherwise specified, and, except as required by law, Johnson Controls assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this communication.

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Non GAAP Financial Information

This communication contains financial information regarding earnings per share (EPS) and earnings before interest and taxes (EBIT), in each case before special items, which are non-GAAP performance measures. Special items include mark-to-market adjustments for pension and postretirement plans/settlement losses, transaction/integration/separation costs, restructuring and impairment costs, significant gains or losses on business divestitures, nonrecurring purchase accounting impacts related to the Tyco merger and discrete tax items. Management believes that, when considered together with unadjusted amounts, these non-GAAP measures are useful to investors in understanding period-over-period operating results and business trends of the Company. Management may also use these metrics as guides in forecasting, budgeting and long-term planning processes and for compensation purposes. These metrics should be considered in addition to, and not as replacements for, the most comparable GAAP measure. Projected results do not reflect the potential impact of special items (and the tax effect of all such items) because the Johnson Controls cannot reliably predict or estimate those items or expenses or their impact to its financial statements. Accordingly, a reconciliation of non-

GAAP financial measures to the equivalent GAAP financial measures for projected results is not available without unreasonable effort.

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Non-GAAP Reconciliation

	(A)	(B)	(C)	(D)
$(in millions, except EPS)	Year Ended September 30, 2016
	GAAP			Non-GAAP
Sales	$37,674	$37,694	$(8,125)	$29,569

Income from Continuing Operations before Income Taxes	1,586	3,493	(675)	2,818

Income Tax Expense	(2,238)	(591)	112	(479)

Non-controlling Interest	(216)	(253)	87	(166)

Net Income	(868)	2,649	(476)	2,173

Diluted EPS	$(1.30)	$3.94		$2.31 *

*      Includes annual amortization expense of $430 million $(290 million after-tax; $0.31 per diluted EPS)

(A)                               Johnson Controls International plc, as reported

(B)                               Adjusted to exclude special items because these costs are not considered to be directly related to the underlying operating performance of the Company.  Management believes these non-GAAP measures are useful to investors in better understanding the ongoing operations and business trends of the Company.

Special items include

:

•                                          Increase to sales of $20 million related to nonrecurring fair value adjustment of Tyco’s deferred revenue in purchase accounting

•                                          Non-cash mark-to-market for pension / postretirement plans and settlement losses of $514 million ($357 million after-tax and non-controlling interest)

•                                          Transaction, integration and separation costs of $692 million ($621 million after-tax and non-controlling interest)

•                                          Restructuring and non-cash impairment charges of $627 million ($517 million after-tax and non-controlling interest)

•                                          Non-recurring portion of purchase accounting expenses of $74 million ($54 million after-tax)

•                                          Discrete income tax expense of $1,968 million

(C)                               Includes Tyco Non-GAAP results and recurring purchase accounting adjustments for the period October 1, 2015 through September 2, 2016 less Adient results for the twelve months ended September 30, 2016 on a discontinued operations basis.

(D)                               Pro forma financial information as if Adient was reflected as a discontinued operation and the merger with Tyco was completed on October 1, 2015. Reflects 17% tax rate and 940 million share count.